  _________________________________________________________________________________

John Hancock Advisers, LLC
601 Congress Street

Boston, MA  02210

December 7, 2010

To the Trustees of

John Hancock Funds

601 Congress Street

Boston, MA 02210

Re:       Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1.  The Adviser agrees to contractually waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C and Appendix D hereto.

2.  The Adviser agrees to voluntarily waive its advisory fees and, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix E and Appendix F hereto.

3.  We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:       Jeffrey H. Long

            Jeffrey H. Long

            Chief Financial Officer

Agreed and Accepted

on behalf of each applicable Trust listed in Appendix A

By:       Charles Rizzo

            Charles Rizzo

            Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts.  This Agreement is executed by the officer not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

Government Income Fund

High Yield Fund

Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

Classic Value Fund

U. S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

Balanced Fund

Global Opportunities Fund

Large Cap Equity Fund

Small Cap Intrinsic Value Fund

Sovereign Investors Fund

JOHN HANCOCK INVESTMENT TRUST II

Financial Industries Fund

Regional Bank Fund

Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III

Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

High Yield Municipal Bond Fund

Tax-Free Bond Fund

JOHN HANCOCK SERIES TRUST

Mid Cap Equity Fund

JOHN HANCOCK SOVEREIGN BOND FUND

Bond Fund

JOHN HANCOCK STRATEGIC SERIES

Strategic Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND

Massachusetts Tax-Free Income Fund

New York Tax-Free Income Fund

APPENDIX B

Fund Level Contractual Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Annual Expense Limit	Expiration Date of Expense Limit
None

APPENDIX C

Class Level Contractual Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

	Classes								Expiration Date of Expense Limit
Fund	A	B	C	I	R1	R3	R4	R5
Balanced Fund	N/A	N/A	N/A	N/A	1.63%	1.53%	1.23%	0.93%	2/29/2012[1]
Classic Value Fund	1.33%	2.08%	2.08%	0.94%	1.83%	1.73%	1.43%	1.13%	2/29/2012[1]
Financial Industries Fund	1.50%	2.20%	2.20%	1.02%	N/A	N/A	N/A	N/A	2/29/2012[1]
Greater China Opportunities Fund	N/A	N/A	N/A	1.53%	N/A	N/A	N/A	N/A	2/29/2012[1]
Large Cap Equity Fund	N/A	N/A	N/A	N/A	1.61%	1.51%	1.21%	0.91%	2/29/2012[1]
Mid Cap Equity Fund	1.45%[2]	2.15%[2]	2.15%[2]	0.99%[2]	N/A	N/A	N/A	N/A	2/29/2012[2]
Small Cap Equity Fund	1.64%	2.34%	2.34%	1.09%	N/A	N/A	N/A	N/A	2/29/2012[1]
U.S. Global Leaders Growth Fund	1.30%	2.05%	2.05%	0.85%	N/A	N/A	N/A	N/A	2/29/2012[1]
Strategic Income Fund	N/A	N/A	N/A	N/A	1.23%	1.13%	0.83%	0.53%	9/30/2011
Government Income Fund	1.09%	1.84%	1.84%	N/A	N/A	N/A	N/A	N/A	9/30/2011
Investment Grade Bond Fund	0.98%	1.73%	1.73%	0.57%	N/A	N/A	N/A	N/A	9/30/2011
Massachusetts Tax-Free Income Fund	0.95%	1.65%	1.65%	N/A	N/A	N/A	N/A	N/A	9/30/2011
New York Tax-Free Income Fund	0.94%	1.64%	1.64%	N/A	N/A	N/A	N/A	N/A	9/30/2011

1 At the December 5-7, 2010 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date of the fee waiver and expense reimbursement arrangements for the Funds as listed above to February 29, 2012, each effective upon the current expiration date of February 28, 2011.

2 At the December 5-7, 2010 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to February 29, 2012) and the increasing of the Expense Limit of the fee waiver and expense reimbursement arrangements of Class A, Class B, Class C and Class I shares of Mid Cap Equity Fund (from 1.38% to 1.45% for Class A shares, 2.05% to 2.15% for Class B shares, 2.05% to 2.15% for Class C shares and 0.95% to 0.99% for Class I shares), effective upon the current expiration date of February 28, 2011.

APPENDIX D

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Money Market Fund’s management fee to a maximum annual rate of 0.40% of the Fund’s average daily net assets.  The limitation will continue until at least July 31, 2011.

The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.55% of the Fund’s average daily net assets.  The limitation will continue until at least September 30, 2011.

APPENDIX E

Fund Level Voluntary Limit on Total Operating Expenses

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Annual Expense Limit	Expiration Date of Expense Limit*
Mid Cap Equity Fund	0.95%	Voluntary
U.S. Global Leaders Growth Fund	0.82%	Voluntary

*    These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

APPENDIX F

Class Level Voluntary Limit on Total Operating Expenses

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b‑1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield.  These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.